EX-99.906 CERT

                                  CERTIFICATION

R. JAY GERKEN, Chief Executive Officer, and LEWIS E. DAIDONE, Chief Administrative Officer of U.S. Treasury Reserves Portfolio (the "Registrant"), each certify to the best of his or her knowledge that:

1. The Registrant's periodic report on Form N-CSR for the period ended August 31, 2003 (the "Form N-CSR") fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer                        Chief Administrative Officer
U.S. Treasury Reserves Portfolio               U.S. Treasury Reserves Portfolio

/s/ R. JAY GERKEN                              /s/ LEWIS E. DAIDONE
---------------------------                    --------------------
R. Jay Gerken                                 Lewis E. Daidone
Date: October 14, 2003                        Date: October 14, 2003

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.